Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-207342, 333-218732, 333-228119, 333-231141 and 333-231142) and S-3 (No. 333-236103) of Allegiance Bancshares, Inc. of our report dated February 25, 2022 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10‑K.

/s/ Crowe LLP

Dallas, Texas
February 25, 2022